                                                                      Exhibit 11

              SANTA BARBARA RESTAURANT GROUP, INC. AND SUBSIDIARIES


                                                  Sixteen     Three Months
                                               Weeks Ended       Ended
                                                April 22,      March 31,
                                                  1999           1998
                                              ------------    -------------
                                                 (In thousands, except
                                                   per share amounts)

Basic Earnings Per Share:
Numerator
  Net income                                   $    467          $    253
                                               ========          ========

Denominator
  Weighted average
    shares outstanding                           15,462             6,575

  Escrowed restricted
    shares                                         (179)             (179)
                                               --------          --------

  Basic weighted average
    shares outstanding                           15,283             6,396
                                               ========          ========

  Basic earnings per share:                    $    .03          $    .04
                                               ========          ========

Diluted Earnings Per Share:
Numerator
  Net income                                   $    467          $    253
                                               ========          ========

Denominator
  Basic weighted average
    shares outstanding                           15,283             6,396

Incremental common shares attributable
  to exercise of:
  Escrowed restricted shares                        179               179
  Outstanding options                                43               254
  Outstanding warrants                               --               984
                                               --------          --------
                                                    222             1,417

Diluted weighted
  average shares
  outstanding                                    15,505             7,813
                                               ========          ========

Diluted earnings
  per share                                    $   0.03          $   0.03
                                               ========          ========
